Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267793

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 14, 2022)

22,000,000 Shares

CCC Intelligent Solutions Holdings Inc.

Common Stock

The selling stockholders named in this prospectus supplement are offering 22,000,000 shares of our common stock, par value $0.0001 per share (“common stock”). We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CCCS.” On January 3, 2024, the last sale price of our common stock as reported on Nasdaq was $10.91 per share.

Investing in our common stock involves a number of risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

The underwriters have agreed to purchase shares of our common stock from the selling stockholders at a price equal to $10.47 per share, which will result in $230.3 million of proceeds to the selling stockholders, before expenses. The underwriters may offer our common stock purchased from the selling stockholders from time to time in one or more transactions on Nasdaq, in the over-the-counter market or through negotiated transactions at prevailing market prices, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. See “Underwriting” for a description of compensation payable to the underwriters.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on January 8, 2024 only in book-entry form through the facilities of the Depository Trust Company.

J.P. Morgan	Barclays	Citigroup

January 3, 2024

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of common stock. The second part is the accompanying prospectus dated October 14, 2022, which was originally filed as part of a Registration Statement on Form S-3 that we filed with the SEC. The accompanying prospectus gives more general information about us, some of which may not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” in this prospectus supplement.

We have not, the selling stockholders have not and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus supplement and the accompanying prospectus. We do not, the selling stockholders do not and the underwriters do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus is accurate as of any date other than their respective dates. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained in this prospectus supplement or the accompanying prospectus is correct as of any time after the date of that information.

These shares of common stock are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on behalf of the selling stockholders or the underwriters, to subscribe for or purchase any of the common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

Unless otherwise stated in this prospectus supplement or the context otherwise requires, references to:

•	“CCC” are to CCC Intelligent Solutions Holdings Inc., a Delaware corporation, and not any of its consolidated subsidiaries; and

•	“we,” “us,” and “our” are to CCC and its consolidated subsidiaries.

S-ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from CCC Intelligent Solutions Holdings Inc., 167 N. Green Street, 9th Floor, Chicago, Illinois 60607, telephone number (312) 222-4636. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is www.sec.gov.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May  2, 2023, August  1, 2023 and November 6, 2023, respectively;

•	our Current Reports on Form 8-K or 8-K/A filed with the SEC on March 3, 2023 (Item 8.01 only), May 26, 2023 and November 13, 2023; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 16, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus supplement all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including subsequent Annual Reports on Form 10-K, and, to the extent, if any, we identify therein, reports on Form 8-K we furnish to the SEC after the date of this prospectus supplement and prior to the termination of any offering contemplated in this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon a new Annual Report on Form 10-K and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC, the previous Annual Report on Form 10-K shall be deemed no longer to be incorporated by reference into this prospectus supplement for purposes of future offers and sales of securities hereunder.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain forward-looking statements in this prospectus supplement and the accompanying prospectus include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the future financial performance and business strategies and expectations for our business. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include information concerning our possible or assumed future results of operations, client demand, business strategies, technology developments, financing and investment plans, competitive position, our industry and regulatory environment, potential growth opportunities and the effects of competition.

Important factors that could cause actual results to differ materially from our expectations include:

•	our revenues, the concentration of our customers and the ability to retain our current customers;

•	our ability to negotiate with our customers on favorable terms;

•	our ability to maintain and grow our brand and reputation cost-effectively;

•	the execution of our growth strategy;

•	the impact of public health outbreaks, epidemics or pandemics, including the global COVID-19 pandemic, on our business and results of operations;

•	our projected financial information, growth rate and market opportunity;

•	the health of our industry, claim volumes and market conditions;

•	changes in the insurance and automotive collision industries, including the adoption of new technologies;

•	global economic conditions and geopolitical events;

•	competition in our market and our ability to retain and grow market share;

•	our ability to develop, introduce and market new enhanced versions of our solutions;

•	our sales and implementation cycles;

•	the ability of our research and development efforts to create significant new revenue streams;

•	changes in applicable laws or regulations;

•	changes in international economic, political, social and governmental conditions and policies, including corruption risks in China and other countries;

•	our reliance on third-party data, technology and intellectual property;

•	our ability to protect our intellectual property;

•	our ability to keep our data and information systems secure from data security breaches;

•	our ability to acquire or invest in companies or pursue business partnerships;

•	our ability to raise financing in the future and improve our capital structure;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to expand or maintain our existing customer base; and

•	our ability to service our indebtedness.

The forward-looking statements contained in this prospectus supplement and accompanying prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described above and elsewhere in this is prospectus supplement and accompanying prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. Our filings are available to the public on the internet, through a database maintained by the SEC at www.sec.gov.

Additionally, we make our SEC filings available, free of charge, on the Investor Relations section of our website at https://ir.cccis.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus supplement, and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus.

We undertake that, for purposes of determining any liability under the Securities Act of 1933 (the “Securities Act”), each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement of which this prospectus supplement forms a part shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SUMMARY

This summary highlights selected information contained in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read this prospectus supplement carefully. You should carefully consider the section titled “Risk Factors” on page S-8 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Founded in 1980, we are a leading provider of innovative cloud, mobile, artificial intelligence (“AI”), telematics, hyperscale technologies and applications for the property and casualty (“P&C”) insurance economy. Our software as a service (“SaaS”) platform connects trading partners, facilitates commerce, and supports mission-critical, AI-enabled digital workflows. Leveraging decades of deep domain experience, our industry-leading platform processes more than $100 billion in annual transaction value across this ecosystem, digitizing workflows and connecting more than 35,000 companies across the P&C insurance economy, including insurance carriers, collision repairers, parts suppliers, automotive manufacturers, financial institutions and others.

Our business has been built upon two foundational pillars: automotive insurance claims and automotive collision repair. For decades we have delivered leading software solutions to both the insurance and repair industries, including pioneering Direct Repair Programs (“DRP”) in the United States beginning in 1992. DRP connect auto insurers and collision repair shops to create business value for both parties, and require digital tools to facilitate interactions and manage partner programs. Insurer-to-shop DRP connections have created a strong network effect for CCC’s platform, as insurers and repairers both benefit by joining the largest network to maximize opportunities. This has led to a virtuous cycle in which more insurers on the platform drives more value for the collision shops on the platform, and vice versa.

We believe we have become a leading insurance and repair SaaS provider in the United States by increasing the depth and breadth of our SaaS offerings over many years. Our insurance solutions help insurance carriers manage mission-critical workflows across the claims lifecycle, while building smart, dynamic experiences for their own customers. Our software integrates seamlessly with both legacy and modern systems alike and enables insurers to rapidly innovate on our platform. Our repair solutions help collision repair facilities achieve better performance throughout the collision repair cycle by digitizing processes to drive business growth, streamline operations, and improve repair quality. We have more than 300 insurers on our network, connecting with over 29,000 repair facilities through our multi-tenant cloud platform. We believe our software is the architectural backbone of insurance DRP programs and is the primary driver of material revenue for our collision shop customers and a source of material efficiencies for our insurance carrier customers.

Corporate Information

CCC is a Delaware corporation. Our principal executive offices are located at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607, and our telephone number is (312) 222-4636. Our principal website address is https://cccis.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

Advent International, L.P.

Advent International, L.P. (“Advent”) is one of the largest and most experienced global private equity investors. Since its founding in 1984, Advent has invested over $78 billion of equity in more than 415 private equity transactions across 42 countries and has maintained consistent industry leading investment performance across its funds. Advent has established a globally integrated team of over 200 investment professionals across

North America, Europe, Latin America and Asia. The firm focuses on investments in five core sectors, including business & financial services, healthcare, industrial, retail, consumer & leisure, and technology, media & telecom. After more than 35 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies.

THE OFFERING

The following is a brief summary of some of the terms of the common stock offered by the selling stockholders.

Issuer	CCC Intelligent Solutions Holdings Inc.

Common stock offered by the selling stockholders	22,000,000 shares

Common stock outstanding as of November 30, 2023	602,568,628 shares

Risk factors	Investing in our common stock involves a number of risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See “Use of Proceeds.”

Listing	Our shares of common stock are listed on Nasdaq under the symbol “CCCS.”

Reference in this prospectus supplement to the number of outstanding shares of common stock is based upon 602,568,628 shares of common stock outstanding as of November 30, 2023 and excludes:

•	17,800,000 shares of common stock issuable upon exercise of private placement warrants at an exercise price of $11.50;

•

15,000,000 shares of common stock issuable as earnout shares following the earlier of (a) the first date on which the shares of common stock have traded for greater than or equal to $15.00 per share for any twenty trading days within any thirty consecutive trading day period commencing after the closing of our business combination with Dragoneer Growth Opportunities Corp. (the “Business Combination”) or (b) a change in control as defined in the agreement governing the Business Combination;

•

122,130,005 shares of common stock reserved for future issuance under the CCC 2021 Incentive Equity Plan (the “2021 Plan”), which includes (a) up to a maximum of 22,359,238 shares of common stock underlying outstanding performance restricted stock units, (b) 22,975,594 shares of common stock underlying outstanding restricted stock units and (c) 36,312,447 shares of common stock underlying outstanding stock options, which options have a weighted average exercise price of $2.96;

•	4,981,134 shares of common stock reserved for future issuance under the CCC 2021 Employee Stock Purchase Plan; and

•

a number of shares representing an additional 6% of the number of outstanding shares of common stock as of December 31, 2023, which shares became reserved for issuance under the 2021 Plan and ESPP on January 1, 2024 pursuant to the evergreen provisions of such plans.

RISK FACTORS

Investing in our common stock involves a number of risks. You should consider carefully the risks and uncertainties described in our Annual Report on Form 10-K for the most recently completed fiscal year and subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase any of our securities. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. In such event, the market price of our common stock could decline, and you could lose all or part of your investment. There have been no material changes with respect to those risk factors previously disclosed in our Annual Report on Form 10-K for the most recently completed fiscal year and subsequent Quarterly Reports on Form 10-Q. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to Ownership of Our Common Stock

If the ownership of our common stock continues to be highly concentrated, it may prevent minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

Pursuant to the Amended and Restated Registration and Shareholder Rights Agreement by and among Dragoneer Growth Opportunities Corp. and the stockholders party thereto, dated as of February 2, 2021 (the “Shareholder Rights Agreement”), Cypress Investor Holdings, L.P., GPE VIII CCC Co-Investment (Delaware) Limited Partnership and Advent International GPE VIII-C Limited Partnership (collectively, the “Advent Investor”) has the right to designate for election or appointment as directors (i) six individuals for so long as it owns at least 50% of the shares it held as of closing of the Business Combination, (ii) four individuals for so long as it owns at least 25% of the shares it held as of closing of the Business Combination and (iii) two individuals for so long as it owns at least 10% of the shares it held as of closing of the Business Combination. As of November 30, 2023, the Advent Investor owns 76.7% of the shares it held as of closing of the Business Combination. Following this offering, the Advent Investor would own 70.8% of the shares it held as of the closing of the Business Combination.

For as long as the Advent Investor continues to beneficially own a substantial percentage of the voting power of our outstanding common stock, it will continue to have significant influence over us. This concentration of ownership may delay, deter or prevent acts that would be favored by our other stockholders. The interests of the Advent Investor may not always coincide with our interests or the interests of our other stockholders. For example, the Advent Investor could exercise significant influence over all matters requiring a stockholder vote, including, without limitation: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; the amendment of our certificate of incorporation and our bylaws; and our winding up and dissolution. This concentration of ownership may also have the effect of delaying, preventing or deterring a change in control, could deprive our stockholders an opportunity to receive a premium for their common stock as part of a sale and might ultimately affect the market price of our common stock. Other than our Chief Executive Officer, members of our Board who are affiliated with the Advent Investor, the OH Cypress Aggregator, L.P. (the “OH Investor”), or the TCV IX, L.P., TCV IX (A), L.P., TCV IX (B), L.P. or TCV Member Fund, L.P. (collectively, the “TCV Investor”), by the terms of our certificate of incorporation, will not be required to offer us any corporate opportunity of which they become aware and can take any such corporate opportunity for themselves or offer it to other companies in which they have an investment. We, by the terms of our certificate of incorporation, will expressly renounce any interest or expectancy in any such corporate opportunity to the extent permitted under applicable law, even if the opportunity is one that we or our subsidiaries might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. The Advent Investor is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. In addition, the Advent Investor may seek to cause us to take courses of action that, in its judgment, could enhance its investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders. As a result, the market price of our common stock could decline, or stockholders might not receive a premium over the then-current market price of our common stock upon a change in control. In addition, this concentration of share ownership may adversely affect the trading price of our common stock because investors may perceive disadvantages in owning shares in a company with significant stockholders.

We incur and will continue to incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives and corporate governance practices. We may fail to comply with the rules that apply to public companies, including Section 404 of the Sarbanes-Oxley Act, which could result in sanctions or other penalties that would adversely impact our business.

As a public company, we continue to incur significant legal, accounting, and other expenses that we did not incur as a private company, including costs resulting from public company reporting obligations under the Securities Act, or the Exchange Act, and regulations regarding corporate governance practices. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules of the SEC, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. We have hired, and may continue to hire, additional accounting, finance, and other personnel in connection with our becoming, and our efforts to comply with the requirements of being, a public company, and our management and other personnel devote a substantial amount of time towards maintaining compliance with these requirements. These requirements have increased our legal and financial compliance costs and have made and will make some activities more time-consuming and costly. We continuously evaluate the rules and regulations applicable to us a public company and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We cannot predict or estimate the amount of additional costs we will incur as a result of compliance, disclosure and governance matters or the timing of such costs. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on our Board or board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

As a public company, we are required to provide management’s attestation on internal controls in the future pursuant to Sarbanes-Oxley Act Section 404. To achieve compliance with Sarbanes-Oxley Act Section 404, we have begun and will continue to engage in a process to enhance our documentation and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Sarbanes-Oxley Act Section 404. As of and for the year ended December 31, 2022, we did not identify any material weaknesses in our internal control over financial reporting. If we identify one or more material weaknesses in the future, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

The Shareholder Rights Agreement provides that the doctrine of corporate opportunity does not apply with respect to certain of our stockholders, certain of our directors or officers who are not our or our subsidiaries’ employees, and certain affiliates of the foregoing.

Our certificate of incorporation and the Shareholder Rights Agreement provide that the doctrine of corporate opportunity does not apply with respect to certain of our stockholders, certain of our directors or officers who are not our or our subsidiaries’ employees, and certain affiliates of the foregoing. The doctrine of corporate opportunity generally provides that a corporate fiduciary may not develop an opportunity using corporate resources or information obtained in their corporate capacity for their personal advantage, acquire an interest adverse to that of the corporation or acquire property that is reasonably incident to the present or prospective business of the corporation or in which the corporation has a present or expectancy interest, unless that opportunity is first presented to the corporation and the corporation chooses not to pursue that opportunity. The doctrine of corporate opportunity is intended to preclude directors, officers and other fiduciaries from personally benefiting from opportunities that belong to the corporation.

Pursuant to our certificate of incorporation, to the fullest extent permitted by law, the doctrine of corporate opportunity will not apply to any of our directors who is not an employee of us or any affiliate of such non-employee director (including any entity of which such non-employee director serves as a director, manager, officer, employee, agent or other representative, and any direct or indirect partner, stockholder, member, manager or other representative of, or investment vehicle or other entity controlling, controlled by or under common control with, such an entity), and pursuant to the Shareholder Rights Agreement, to the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine will not apply to (i) Dragoneer Growth Opportunities Holdings, a Cayman Islands limited liability company (“Sponsor”), the Advent Investor, the OH Investor or the TCV Investor, (ii) any of our directors or officers who is not our or our subsidiaries’ full-time employee or (iii) any affiliate, partner, advisory board member, director, officer, manager, member or shareholder of Sponsor, the Advent Investor, the OH Investor or the TCV Investor who is not our or our subsidiaries’ full-time employee (any such person described in the foregoing sentence being referred to herein as an “External Party”). Therefore, we renounced any interest or expectancy in, or being offered an opportunity to participate in, business opportunities that are from time to time presented to any External Party.

As a result, the External Parties are not prohibited from operating or investing in competing businesses. We therefore may find ourselves in competition with the External Parties, and we may not have knowledge of, or be able to pursue, transactions that could potentially be beneficial to us. Accordingly, we may lose a corporate opportunity or suffer competitive harm, which could negatively impact our business or prospects.

Although we are no longer a “controlled company” within the meaning of the Nasdaq rules, we qualify for exemptions from certain corporate governance requirements until November 13, 2024. We have the opportunity to elect any of the exemptions afforded a controlled company until such date.

As previously disclosed, on November 13, 2023, affiliates of Advent disposed of shares of our common stock resulting in us ceasing to be a “controlled company” within the meaning of the Nasdaq rules. As of November 30, 2023, affiliates of Advent own 47.4% of our common stock and, following this offering, affiliates of Advent will own 43.8% of our common stock. Although we no longer are a “controlled company” within the meaning of the Nasdaq rules, we may, until November 13, 2024, which is one year after the date we ceased to be a controlled company, elect not to comply with the following Nasdaq rules regarding corporate governance:

•	the requirement that a majority of our Board consist of independent directors;

•	the requirement that the Board have a nominating and governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement that the Board have a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We utilize the exception to the requirement that our nominating and governance committee be composed entirely of independent directors. Until we implement such requirement, you may not have the same protections afforded to stockholders of companies that are subject to all Nasdaq rules regarding corporate governance.

In addition, although the Board is currently comprised of a majority of independent directors, we may in the future be unable to attract and/or retain a sufficient number of independent directors to comply with the applicable Nasdaq listing rules.

The share price of our common stock may be volatile.

The share price of our common stock may fluctuate due to a variety of factors, including, without limitation:

•	changes in the industries in which we and our customers operate;

•	variations in our operating performance and the performance of our competitors in general;

•	material and adverse impact of the COVID-19 pandemic on the markets and the broader global economy;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or industry;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	additions and departures of key personnel;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of our shares of common stock available for public sale; and

•

general economic and political conditions such as recessions, interest rates, inflation, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our common stock regardless of our operating performance.

A significant portion of our total outstanding shares may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

The Advent Investor and each other shareholder party to the Shareholder Rights Agreement may sell their shares and we have filed, and may in the future file or amend, registration statements to provide for the resale of such shares from time to time. If any of these shareholders or another large institutional shareholder were to sell a substantial number of shares of our common stock at once or in large blocks, or are perceived by the market as intending to sell them, the market price of our common stock could decline.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common stock.

Securities research analysts may establish and publish their own periodic projections with respect to us and our operations. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

Delaware law and our governing documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our governing documents and the Delaware General Corporation Law (the “DGCL”) contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our Board and therefore depress the trading price of our common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our Board or taking other corporate actions, including effecting changes in our management. Among other things, our governing documents include provisions regarding:

•

the ability of our Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the limitation of the liability of, and the indemnification of, our directors and officers;

•

removal of the ability of our stockholders to take action by written consent in lieu of a meeting unless investment fund(s) affiliated with or managed by Advent or any of its affiliates, or any successor, transferee or affiliate thereof, beneficially own a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote on such action, or such action has been recommended or approved pursuant to a resolution approved by the affirmative vote of all of the directors then in office;

•

the requirement that a special meeting of stockholders may be called only by a majority of our entire Board, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

•

the ability of our Board to amend our bylaws, which may allow our Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

•

advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our Board, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our Board or management.

In addition, our certificate of incorporation includes a provision substantially similar to Section 203 of the DGCL, which may prohibit certain stockholders holding 15% or more of our outstanding capital stock from engaging in certain business combinations with us for a specified period.

Our certificate of incorporation designates the Delaware Court of Chancery or the U.S. federal district courts as the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, stockholders, employees or agents.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, agents or stockholders to us or our stockholders, or any claim for aiding or abetting such an alleged breach; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; (iv) any action asserting a claim against us or any of our current or former directors, officers, employees, agents or stockholders, whether arising under the DGCL, our certificate of incorporation or our bylaws, or such actions as to which the DGCL confer jurisdiction on the Delaware Court of Chancery; or (v) any action asserting a claim against us or any of our current or former directors, officers, employees, agents or stockholders governed by the internal affairs doctrine. The foregoing provisions will not apply to any claims as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of such court, which is rested in the exclusive jurisdiction of a court or forum other than such court (including claims arising under the Exchange Act), or for which such court does not have subject matter jurisdiction, or to any claims arising under the Securities Act and, unless we consent in writing to the selection of an alternative forum, the U.S. District Court for the District of Delaware will be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules or regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, U.S. District Court for the District of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce the forum provision with respect to claims under the federal securities laws.

This choice of forum provision in our certificate of incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition. Furthermore, investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

USE OF PROCEEDS

We are not selling any shares under this prospectus supplement and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. Net proceeds from the sale of the shares offered by this prospectus supplement will be received by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock by the selling stockholders, before and after giving effect to this offering by the selling stockholders.

The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The address for the beneficial owner is set forth in the footnote to the table.

Percentage computations are based on 602,568,628 shares of our common stock outstanding as of November 30, 2023.

	Shares of Common Stock Beneficially Owned Before the Offering		Shares of Common Stock to be Sold in the Offering(1)	Shares of Common Stock Beneficially Owned After the Offering
	Number	Percent		Number	Percent
Affiliates of Advent(3)	285,753,649	47.4%	22,000,000	263,753,649	43.8%

(1)	Represents the number of shares offered by the selling stockholders pursuant to this prospectus supplement.
(2)	Assumes that each selling stockholder disposes of all of the shares of common stock covered by this prospectus supplement and does not acquire beneficial ownership of any additional shares.
(3)

Cypress Investor Holdings, L.P. (“Cypress Investor”), GPE VIII CCC Co-Investment (Delaware) Limited Partnership (“GPE VIII CCC Co-Investment”) and Advent International GPE VIII-C Limited Partnership (“Advent International VIII-C”) are the record holders of 209,609,459 shares, 69,514,743 shares and 6,629,447 shares of common stock, respectively. Cypress Investment GP, LLC is the general partner of Cypress Investor. Cypress Investor is beneficially owned by Advent International GPE VIII Limited Partnership (“Advent International VIII”), Advent International GPE VIII-A Limited Partnership (“Advent International VIII-A”), Advent International GPE VIII-B-1 Limited Partnership (“Advent International VIII-B-1”), Advent International GPE VIII-B-2 Limited Partnership (“Advent International VIII-B-2”), Advent International GPE VIII-B-3 Limited Partnership (“Advent International VIII-B-3”), Advent International GPE VIII-B Limited Partnership (“Advent International VIII-B”), Advent International GPE VIII-D Limited Partnership (“Advent International VIII-D”), Advent International GPE VIII-E Limited Partnership (“Advent International VIII-E”), Advent International GPE VIII-F Limited Partnership (“Advent International VIII-F”), Advent International GPE VIII-G Limited Partnership (“Advent International VIII-G”), Advent International GPE VIII-H Limited Partnership (“Advent International VIII-H”), Advent International GPE VIII-I Limited Partnership (“Advent International VIII-I”), Advent International GPE VIII-J Limited Partnership (“Advent International VIII-J” and together with Advent International VIII, Advent International VIII-B-1, Advent International VIII-B-2, Advent International VIII-B-3, Advent International VIII-B, Advent International VIII-D, Advent International VIII-F, Advent International VIII-H and Advent International VIII-I, the “Advent Luxembourg Funds”), Advent International GPE VIII-K Limited Partnership (“Advent International VIII-K”), Advent International GPE VIII-L Limited Partnership (“Advent International VIII-L” and together with Advent International VIII-A, Advent International VIII-E, Advent International VIII-G and Advent International VIII-K, the “Advent Cayman Funds”), Advent Partners GPE VIII Limited Partnership (“Advent Partners VIII”), Advent Partners GPE VIII-A Limited Partnership (“Advent Partners VIII-A”), Advent Partners GPE VIII Cayman Limited

Partnership (“Advent Partners VIII Cayman”), Advent Partners GPE VIII-A Cayman Limited Partnership (“Advent Partners VIII-A Cayman”) and Advent Partners GPE VIII-B Cayman Limited Partnership (“Advent Partners VIII-B Cayman” and together with Advent Partners VIII, Advent Partners VIII-A, Advent Partners VIII Cayman and Advent Partners VIII-A Cayman, the “Advent Partners Funds”). The Advent Luxembourg Funds, the Advent Cayman Funds and the Advent Partners Funds have ownership interests in Cypress Investor, but none of the Advent Luxembourg Funds, the Advent Cayman Funds or the Advent Partners Funds has voting or dispositive power over any shares. GPE VIII GP S.à r.l. is the general partner of the Advent Luxembourg Funds and Advent International VIII-C. GPE VIII GP Limited Partnership is the general partner of the Advent Cayman Funds. GPE VIII CCC Co-Investment GP (Delaware), LLC is the general partner of GPE VIII CCC Co-Investment. AP GPE VIII GP Limited Partnership is the general partner of the Advent Partners Funds. Advent International GPE VIII, LLC is a manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Advent International, L.P. is the managing member of Cypress Investment GP, LLC and the manager of Advent International GPE VIII, LLC. Advent International GP, LLC is the general partner of Advent International, L.P. The foregoing excludes the contingent right of Cypress Investor, Advent International VIII-C and GPE VIII CCC Co-Investment to receive an aggregate of up to 9,919,012 CCC Earnout Shares. Voting and investment decisions by Advent International, L.P. are made by a number of individuals currently comprised of John L. Maldonado, David M. Mussafer and Bryan M. Taylor. The address of each of the entities and individuals named in this footnote is c/o Advent International, L.P., Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock purchased in this offering that is held as a capital asset by a Non-U.S. Holder (as defined below).

A “Non-U.S. Holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. This summary does not address all aspects of U.S. federal income taxation and does not deal with non-U.S., state, local or other tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, non-U.S. pension fund, financial institution, insurance company, tax-exempt organization or governmental organization, trader, broker or dealer in securities, “controlled foreign corporation,” “passive foreign investment company,” partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), or a person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock, you should consult your tax advisors.

If a Non-U.S. Holder is considering the purchase of our common stock, it should consult its own tax advisors concerning the particular U.S. federal income and estate tax consequences to it of the purchase, ownership and disposition of our common stock, as well as the tax consequences to it arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a Non-U.S. Holder’s common stock, and to the extent the amount of the distribution exceeds a Non-U.S. Holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder) are not subject to the withholding tax described above, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a “United States person” as defined under the Code. Any such effectively connected dividends received by a non-U.S. corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable or successor form) certifying under penalty of perjury that such Non-U.S. Holder is not a “United States person” as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes and certain other conditions are met.

A Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the Non-U.S. Holder were a “United States person” as defined under the Code. In addition, if any Non-U.S. Holder described in the first bullet point immediately above is a non-U.S. corporation, the gain realized by such Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a Non-U.S. Holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will not be subject to backup withholding on dividends received if such Non-U.S. Holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a “United States person” as defined under the Code), or such Non-U.S. Holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain “substantial United States owners” (as defined in the Code) of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the U.S. federal withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and a Non-U.S. Holder’s country of residence may modify the requirements described in this section. Non-U.S. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their purchase, ownership and disposition of our common stock.

The withholding obligations under FATCA generally apply to dividends on our common stock and to the payment of gross proceeds of a sale or other disposition of our common stock. However, the U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our common stock (but not on payments of dividends). Taxpayers may rely on the proposed regulations until final regulations are issued or until such proposed regulations are rescinded.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and the selling stockholders have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
J.P. Morgan Securities LLC	11,000,000
Barclays Capital Inc.	5,500,000
Citigroup Global Markets Inc.	5,500,000

Total	22,000,000

The underwriters are collectively referred to as the “underwriters.” The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.

The underwriters have agreed to purchase shares of our common stock from the selling stockholders at a price equal to $10.47 per share, which will result in $230.3 million of proceeds to the selling stockholders, before expenses. The underwriters may offer our common stock purchased from the selling stockholders from time to time in one or more transactions on Nasdaq, in the over-the-counter market or through negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt of acceptance by the underwriters and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers of the shares for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase the shares and the prices at which the underwriters resell such shares may be deemed underwriting compensation.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $250,000. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority up to $15,000. The underwriters have agreed to reimburse the selling stockholders for certain expenses incurred in connection with this offering.

Our common stock is listed on Nasdaq under the trading symbol “CCCS.”

We and each of our directors, officers and the selling stockholders have agreed that, without the prior written consent of two out of three of J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., we and they will not, and will not publicly disclose an intention to, during the period ending 30 days after the date of this prospectus supplement (the “Restricted Period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of two out of three of J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., we or such other person will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph to do not apply to:

(a)	transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering;

(b)	transfers of shares of common stock or any security convertible into common stock as a bona fide gift or charitable contribution;

(c)	transfers of shares of common stock or any security convertible into common stock to any immediate family member;

(d)	transfers of shares of common stock or any security convertible into common stock to any trust, partnership or limited liability company that is an affiliate;

(e)	transfers of shares of common stock or any security convertible into common stock pursuant to a trust, will, other testamentary document or intestate succession;

(f)	transfers of shares of common stock or any security convertible into common stock by operation of law, such as pursuant to a qualified domestic order;

(g)

transfers of shares of common stock or any security convertible into common stock to us in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to acquire shares of common stock;

(h)

transfers of shares of common stock or any security convertible into common stock in open market transactions (including via the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock (a “10b5-1 Plan”) and any sales pursuant to such 10b5-1 Plan) during the lock-up period to generate such amount of net proceeds in an aggregate amount up to the total amount of taxes or estimated taxes that become due as a result of the vesting and/or settlement of any equity awards that are scheduled to vest and/or settle immediately prior to or during the applicable lock-up period;

(i)

transfers of shares of common stock or any security convertible into common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our capital stock after the consummation of this offering, involving a change of control or a group of persons becoming, after the closing of the transaction, the beneficial owner of more than 50% of our voting securities;

(j)

in the case of a director or executive officer, transfers of shares of common stock or any security convertible into common stock to us pursuant to a repurchase right arising upon the termination of the individual’s service with us; and

(k)

in the case of a corporation, partnership, limited liability company, trust or other business entity, transfers of shares of common stock or any security convertible into common stock to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate or as part of a distribution to members, shareholders, partners or other equityholders.

In addition, lock-up signatories may establish Rule 10b5-1 Plans for the transfer of shares of common stock, provided that such Rule 10b5-1 Plans do not provide for the transfer of shares of common stock during the applicable lock-up period (other than as provided in clause (h) above) and the selling stockholders or any of its affiliates may pledge, hypothecate or grant a security interest in any shares of the common stock owned by them to one or more lending institutions as collateral or security for any loan, advance, extension of credit or similar financing activity (and may transfer shares of common stock upon foreclosure of such shares in connection with such arrangement).

Two out of three of J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate this offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the selling stockholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may allocate a number of shares of common stock for sale to their online brokerage account holders. Internet distributions will be allocated on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (‘FSMA”),

provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Canada

The common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP Regulations”)) that the shares of Class common stock are “prescribed capital markets products” (as defined in the CMP Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares of common stock may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus and certain other legal matters will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of CCC Intelligent Solutions Holdings Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus, and the effectiveness of CCC Intelligent Solutions Holdings Inc. internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

483,499,227 Shares of Common Stock

17,800,000 Shares of Common Stock Underlying the Private Placement Warrants

This prospectus relates to (1) the issuance by us of up to 17,800,000 shares of common stock, par value $0.0001 (“Common Stock”), that may be issued upon exercise of the Private Placement Warrants (as defined below) to purchase Common Stock at an exercise price of $11.50 per share of Common Stock and (2) the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 483,499,227 shares of Common Stock.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Holders pursuant to this prospectus or of the shares of Common Stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Private Placement Warrants to the extent such Private Placement Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the shares in the section entitled “Plan of Distribution.”

The Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CCCS.” On October 6, 2022, the last reported sales price of the Common Stock was $9.41 per share.

We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

See “Risk Factors” beginning on page 4 to read about factors you should consider before investing in shares of our Common Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from such sales by the Selling Holders. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Private Placement Warrants. The term “Private Placement Warrants,” when used in this prospectus, refers to any warrants to purchase Class A ordinary shares of Dragoneer Growth Opportunities Corp., a Cayman Islands exempted company and our predecessor company (“Dragoneer”) that were issued initially by Dragoneer to Dragoneer Growth Opportunities Holdings, a Cayman Islands limited liability company (“Sponsor”) as part of the closing of the initial public offering of Dragoneer and upon conversion of the principal amount of a working capital loan provided by Dragoneer to Sponsor, which conversion occurred upon the consummation of the Business Combination (as defined below) and were assumed by CCC Intelligent Solutions Holdings Inc. in connection with the Business Combination. We will receive proceeds from any exercise of the Private Placement Warrants for cash.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information.”

On July 30, 2021 (the “Closing Date”), Dragoneer consummated the business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of February 2, 2021 (as amended on April 22, 2021 by Amendment No. 1 to the Business Combination Agreement and on July 6, 2021 by Amendment No. 2 to the Business Combination Agreement, the “Business Combination Agreement”), by and among Dragoneer, Chariot Opportunity Merger Sub, Inc., a Delaware corporation (“Chariot Merger Sub”), and Cypress Holdings, Inc., a Delaware corporation, and the other transactions contemplated by the Business Combination Agreement.

Pursuant to the Business Combination Agreement, on the Closing Date, (i) Dragoneer changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, upon which Dragoneer changed its name to “CCC Intelligent Solutions Holdings Inc.” (“CCC” or the “Company”) and (ii) Chariot Merger Sub merged with and into CCC (the “Merger”), with CCC as the surviving company in the Merger and, after giving effect to such Merger, Cypress Holdings, Inc. becoming a wholly-owned subsidiary of CCC.

Unless the context otherwise requires, all references in this prospectus to “we,” “us” or “our” refer to (i) Cypress Holdings, Inc. prior to the consummation of the Business Combination and to (ii) CCC following the consummation of the Business Combination.

i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from CCC Intelligent Solutions Holdings Inc., 167 N. Green Street, 9th Floor, Chicago, Illinois 60607, telephone number (312) 222-4636. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is www.sec.gov.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 1, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022 filed with the SEC on May 6, 2022 and August 5, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2022, April 4, 2022, April 12, 2022, April 29, 2022 and May 26, 2022; and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 13, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including subsequent Annual Reports on Form 10-K, and, to the extent, if any, we identify therein, reports on Form 8-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new Annual Report on Form 10-K and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC, the previous Annual Report on Form 10-K shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the future financial performance and business strategies and expectations for our business. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include information concerning our possible or assumed future results of operations, client demand, business strategies, technology developments, financing and investment plans, competitive position, our industry and regulatory environment, potential growth opportunities and the effects of competition.

Important factors that could cause actual results to differ materially from our expectations include:

•	our revenues, the concentration of our customers and the ability to retain our current customers;

•	our ability to negotiate with our customers on favorable terms;

•	our ability to maintain and grow our brand and reputation cost-effectively;

•	the execution of our growth strategy;

•	our projected financial information, growth rate and market opportunity;

•	the health of our industry, claim volumes, and market conditions;

•	changes in the insurance and automotive collision industries, including the adoption of new technologies;

•	global economic conditions and geopolitical events;

•	competition in our market and our ability to retain and grow market share;

•	our ability to develop, introduce and market new enhanced versions of our solutions and products;

•	our sales and implementation cycles;

•	the ability of our research and development efforts to create significant new revenue streams;

•	changes in applicable laws or regulations;

•	changes in international economic, political, social and governmental conditions and policies, including corruption risks in China and other countries;

•	currency fluctuations;

•	our reliance on third-party data, technology and intellectual property;

•	our ability to protect our intellectual property;

•	our ability to keep our data and information systems secure from data security breaches;

•

our ability to acquire or invest in companies or pursue business partnerships, which may divert our management’s attention or result in dilution to our stockholders, and we may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions, investments or partnership;

•	our ability to raise financing in the future and improve our capital structure;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our financial performance;

•	our ability to expand or maintain its existing customer base; and

•	our ability to service our indebtedness.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described above and under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the Common Stock, you should carefully read this entire prospectus, including the matters set forth under the sections of this prospectus captioned “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” and the matters set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our consolidated financial statements and our condensed consolidated interim financial statements and related notes incorporated by reference into this prospectus.

Business Overview

Founded in 1980, CCC is a leading provider of innovative cloud, mobile, AI, telematics, hyperscale technologies and applications for the property and casualty (“P&C”) insurance economy. Our SaaS platform connects trading partners, facilitates commerce, and supports mission-critical, AI-enabled digital workflows. Leveraging decades of deep domain experience, our industry-leading platform processes more than $100 billion in annual transaction value across this ecosystem, digitizing workflows and connecting more than 30,000 companies across the P&C insurance economy, including insurance carriers, collision repairers, parts suppliers, automotive manufacturers, financial institutions and others.

Our business has been built upon two foundational pillars: automotive insurance claims and automotive collision repair. For decades we have delivered leading software solutions to both the insurance and repair industries, including pioneering Direct Repair Programs (“DRP”) in the United States (“U.S.”) beginning in 1992. Direct Repair Programs connect auto insurers and collision repair shops to create business value for both parties, and require digital tools to facilitate interactions and manage partner programs. Insurer-to-shop DRP connections have created a strong network effect for CCC’s platform, as insurers and repairers both benefit by joining the largest network to maximize opportunities. This has led to a virtuous cycle in which more insurers on the platform drives more value for the collision shops on the platform, and vice versa.

We believe we have become a leading insurance and repair SaaS provider in the U.S. by increasing the depth and breadth of our SaaS offerings over many years. Our insurance solutions help insurance carriers manage mission-critical workflows, from claims to underwriting, while building smart, dynamic experiences for their own customers. Our software integrates seamlessly with both legacy and modern systems alike and enables insurers to rapidly innovate on our platform. Our repair solutions help collision repair facilities achieve better performance throughout the collision repair cycle by digitizing processes to drive business growth, streamline operations, and improve repair quality. We have more than 300 insurers on our network, connecting with over 27,500 repair facilities through our multi-tenant cloud platform. We believe our software is the architectural backbone of insurance DRP programs and is the primary driver of material revenue for our collision shop customers and a source of material efficiencies for our insurance carrier customers.

Our platform is designed to solve the “many-to-many” problem faced by the insurance economy. There are numerous internally and externally developed insurance software solutions in the market today, with the vast majority of applications focused on insurance-only use cases and not on serving the broader insurance ecosystem. We have prioritized building a leading network around our automotive insurance and collision repair pillars to further digitize interactions and maximize value for our customers. We have tens of thousands of companies on our platform that participate in the insurance economy, including insurers, repairers, parts suppliers, automotive manufacturers, and financial institutions. Our solutions create value for each of these parties by enabling them to connect to our vast network to collaborate with other companies, streamline operations, and reduce processing costs and dollars lost through claims management inefficiencies, or claims leakage. Expanding our platform has added new layers of network effects, further accelerating the adoption of our software solutions.

We have processed more than $1 trillion of historical data across our network, allowing us to build proprietary data assets that leverage insurance claims, vehicle repair, automotive parts and other vehicle-specific information. We believe we are uniquely positioned to provide data-driven insights, analytics, and AI-enhanced workflows that strengthen our solutions and improve business outcomes for our customers. Our suite of AI solutions increases automation across existing insurance and repair processes including vehicle damage detection, claim triage, repair estimating, intelligent claims review, and subrogation. We deliver real-world AI with more than 95 U.S. auto insurers actively using AI-powered solutions in production environments. We have processed more than 9 million unique claims using CCC deep learning AI as of December 31, 2021, an increase of more than 80 percent over December 31, 2020.

One of the primary obstacles facing the P&C insurance economy is increasing complexity. Complexity in the P&C insurance economy is driven by technological advancements, Internet of Things (“IoT”) data, new business models, and changing customer expectations. We believe digitization plays a critical role in managing this growing complexity while meeting customer expectations. Our technology investments are focused on digitizing complex processes and interactions across our ecosystem, and we believe we are well positioned to power the P&C insurance economy of the future with our data, network, and platform.

While our position in the P&C insurance economy is grounded in the automotive insurance sector, the largest insurance sector in the U.S. representing nearly half of Direct Written Premiums (“DWP”), we believe our integrations and cloud platform are capable of driving innovation across the entire P&C insurance economy. Our customers are increasingly looking for CCC to expand its solutions to other parts of their business where they can benefit from our technology, service, and partnership. In response, we are investing in new solutions that we believe will enable us to digitize the entire automotive claims lifecycle, and over time expand into adjacencies including other insurance lines.

We have strong customer relationships in the end-markets we serve, and these relationships are a key component of our success given the long-term nature of our contracts and the interconnectedness of our network. We have customer agreements with more than 300 insurers (including carriers, self-insurers and other entities processing insurance claims), including 18 of the top 20 automotive insurance carriers in the U.S., based on DWP, and hundreds of regional carriers. We have more than 30,000 total customers, including over 27,500 automotive collision repair facilities (including repairers and other entities that estimate damaged vehicles), thousands of automotive dealers, 13 of the top 15 automotive manufacturers, based on new vehicle sales, and numerous other companies that participate in the P&C insurance economy.

Corporate Information

CCC is a Delaware corporation. Our principal executive offices are located at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607, and our telephone number is (312) 222-4636. Our principal website address is https://cccis.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

The Offering

We are registering the issuance by us of up to 17,800,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of up to 483,499,227 shares of Common Stock.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” in this prospectus.

Issuance of Common Stock

The following information is as of September 29, 2022 and does not give effect to issuances of Common Stock or options to purchase shares of Common Stock after such date, or the exercise of warrants or options after such date.

Shares of Common Stock to be issued upon exercise of all Private Placement Warrants	17,800,000 shares.

Shares of Common Stock outstanding prior to the exercise of all Private Placement Warrants	620,051,918 shares.

Exercise price of Private Placement Warrants	$11.50 per share, subject to adjustment as described in “Description of New CCC Securities—Warrants—Private Placement Warrants” in the definitive proxy statement/prospectus (File No. 333-254845) filed by Dragoneer with the SEC on July 6, 2021 (the “Proxy Statement/Prospectus”).

Use of Proceeds	We will receive an aggregate of approximately $204.7 million if all Private Placement Warrants are exercised for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Private Placement Warrants for general corporate purposes, which may include acquisitions, strategic investments, or repayment of outstanding indebtedness.

Redemption	The Private Placement Warrants are subject to redemption in certain circumstances. See the Proxy Statement/Prospectus for further discussion.

Resale of Common Stock

Shares of Common Stock offered by the Selling Holders	483,499,227 shares.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock by the Selling Holders or their permitted transferees.

NYSE ticker symbol	Common Stock: “CCCS”

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risks and uncertainties described in our Annual Report on Form 10-K for the most recently completed fiscal year and subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in or incorporated by reference into this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference into this prospectus, and the applicable prospectus supplement before deciding whether to purchase any of our securities. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. In such event, the market price of our securities could decline, and you could lose all or part of your investment. There have been no material changes with respect to those risk factors previously disclosed in our Annual Report on Form 10-K for the most recently completed fiscal year and subsequent Quarterly Reports on Form 10-Q.

USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive an aggregate of approximately $204.7 million if all Private Placement Warrants are exercised for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we expect to use the net proceeds from the exercise of the Private Placement Warrants, if any, for general corporate purposes, which may include acquisitions, strategic investments, or repayment of outstanding indebtedness. We will have broad discretion over the use of any proceeds from the exercise of the Private Placement Warrants. There is no assurance that the holders of the Private Placement Warrants will elect to exercise for cash any or all of such Private Placement Warrants. If any Private Placement Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Private Placement Warrants will decrease.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF SECURITIES

The following summary of certain provisions of the Common Stock does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law.

Common Stock

Voting rights. Each holder of Common Stock is entitled to one (1) vote for each share of common stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law.

Dividend rights. Subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of Common Stock are entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the board, in its discretion, from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation. Subject to the rights of holders of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, the Company’s remaining net assets will be distributed to the holders of Common Stock and the holders of any other class or series of capital stock ranking equally with the Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Other rights. No holder of Common Stock is entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of the Common Stock will be subject to those of the holders of the preferred stock that the Company may issue in the future.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Holders from time to time of up to 483,499,227 shares of Common Stock. The Selling Holders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees, lenders and others who later come to hold any of the Selling Holders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Common Stock.

The following table sets forth, as of the date of this prospectus, the names of the Selling Holders, the aggregate number of shares of Common Stock beneficially owned prior to the offering, the aggregate number of shares of Common Stock that the Selling Holders may offer pursuant to this prospectus, and the number of shares of Common Stock beneficially owned by, and percentage ownership of, the Selling Holders after the sale of the securities offered hereby. Unless otherwise indicated, we have based percentage ownership following the offering on 620,051,918 shares of Common Stock outstanding as of September 29, 2022, and have assumed that each Selling Holder will sell all shares of Common Stock offered pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Common Stock. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o CCC Intelligent Solutions Holdings Inc., 167 N. Green Street, 9th Floor, Chicago, Illinois 60607.

			Shares of Common Stock Beneficially Owned After This Offering
	Shares of Common Stock Beneficially Owned Prior to This Offering	Shares of Common Stock to be Sold in This Offering	Shares of Common Stock	%
Affiliates of Advent Investors(1)	355,628,649	355,628,649	—	—
OH Cypress Aggregator, L.P.(2)	53,082,833	53,082,833	—	—
TCV Investors(3)	50,589,027	50,589,027	—	—
Affiliates of Willett Advisors(4)	2,866,284	2,866,284	—	—
Funds associated with Capital Research and Management Company(5)	13,118,774	4,000,000	9,118,774	1.5%
Affiliates of Fidelity(6)	687,671	687,671	—	—
Affiliates of Janus Henderson(7)	1,000,000	1,000,000	—	—
Affiliates of MFS Investment Management(8)	3,882,160	500,000	3,382,160	*
Affiliates of T.Rowe Price(9)	2,493,829	2,493,829	—	—
Additional selling securityholders(10)	150,000	150,000	—	—

TOTAL	483,499,227	470,998,293	12,500,934	2.0%

*	Represents less than 1%.
(1)

Cypress Investor Holdings, L.P. (“Cypress Investor”), Advent International GPE VIII-C Limited Partnership (“Advent International VIII-C”) GPE VIII CCC Co-Investment (Delaware) Limited Partnership (“GPE VIII CCC Co-Investment”) and Sunley House Capital Master Fund Limited Partnership (“Sunley House Master Fund”) are the record holders of 260,498,239 shares, 8,238,944 shares 86,391,466 shares and 500,000 shares of the Common Stock, respectively. Cypress Investment GP, LLC (“Cypress GP”) is the general partner of Cypress Investor. Cypress Investor is beneficially owned by Advent International GPE VIII Limited Partnership (“Advent International VIII”), Advent International GPE VIII-A Limited Partnership (“Advent International VIII-A”), Advent International GPE VIII-B-1 Limited Partnership (“Advent International VIII-B-1”), Advent International GPE VIII-B-2 Limited Partnership (“Advent International VIII-B-2”), Advent International GPE VIII-B-3 Limited Partnership (“Advent International VIII-B-3”), Advent International GPE VIII-B Limited Partnership (“Advent International VIII-B”), Advent International GPE VIII-D Limited Partnership (“Advent International VIII-D”), Advent International GPE VIII-E Limited Partnership (“Advent International VIII-E”), Advent International GPE VIII-F Limited Partnership (“Advent International VIII-F”), Advent International GPE VIII-G Limited Partnership (“Advent International VIII-G”), Advent International GPE VIII-H Limited Partnership (“Advent International VIII-H”), Advent International GPE VIII-I Limited Partnership (“Advent International VIII-I”), Advent International GPE VIII-J Limited Partnership (“Advent International VIII-J” and together with Advent International VIII, Advent International VIII-B-1, Advent International VIII-B-2, Advent International VIII-B-3, Advent International VIII-B, Advent International VIII-D, Advent International VIII-F, Advent International VIII-H and Advent International VIII-I, the “Advent Luxembourg Funds”), Advent International GPE VIII-K Limited Partnership (“Advent International VIII-K”), Advent International GPE VIII-L Limited Partnership (“Advent International VIII-L” and together with Advent International VIII-A, Advent International VIII-E, Advent International VIII-G and Advent International VIII-K, the “Advent Cayman Funds”), Advent Partners GPE VIII Limited Partnership (“Advent Partners VIII”), Advent Partners GPE VIII-A Limited Partnership (“Advent Partners VIII-A”), Advent Partners GPE VIII Cayman Limited Partnership (“Advent Partners VIII Cayman”), Advent Partners GPE VIII-A Cayman Limited Partnership (“Advent Partners VIII-A Cayman”) and Advent Partners GPE VIII-B Cayman Limited Partnership (“Advent Partners VIII-B Cayman” and together with Advent Partners VIII, Advent Partners VIII-A, Advent Partners VIII Cayman and Advent Partners VIII-A Cayman, the “Advent Partners Funds”). The Advent Luxembourg Funds, the Advent Cayman Funds and the Advent Partners Funds have ownership interests in Cypress Investor, but none of the Advent Luxembourg Funds, the Advent Cayman Funds or the Advent Partners Funds has voting or dispositive power over any shares. GPE VIII GP S.à r.l. is the general partner the of Advent Luxembourg Funds and Advent International VIII-C. GPE VIII GP Limited Partnership is the general partner of the Advent Cayman Funds, and GPE VIII CCC Co-Investment. AP GPE VIII GP Limited Partnership is the general partner of the Advent Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Sunley House Capital GP LP (“Sunley House GP LP”), as general partner of Sunley House Master Fund, Sunley House Capital GP LLC (“Sunley House GP LLC”), as general partner of Sunley House GP LP, and Sunley House Capital Management LLC (“Sunley House Manager”), as investment manager to Sunley House Master Fund, may be deemed to beneficially own the shares held directly by Sunley House Master Fund. Advent International Corporation is the managing member of Cypress GP, the manager of Advent International GPE VIII, LLC and the sole member of both Sunley House GP LLC and Sunley House Manager. Investors in the Sunley House Master Fund invest in one or more of the following feeder funds: Sunley House Capital Fund LP, Sunley House Capital Limited Partnership, Sunley House Capital Fund Ltd. and Sunley House Capital Ltd. (collectively, the “Sunley House Feeder Funds”), which are the limited partners of the Sunley House Master Fund. The Sunley House Feeder Funds have ownership interests in the Sunley House Master Fund, but none of the Sunley House Feeder Funds owns shares directly and none has voting or dispositive power over the shares held directly by the Sunley House Master Fund. The foregoing excludes the contingent right of Cypress Investor, Advent International VIII-C and GPE VIII CCC Co-Investment to receive an aggregate of up to

9,919,012 CCC Earnout Shares. Voting and investment decisions by Advent International Corporation are made by a number of individuals currently comprised of John L. Maldonado, David M. McKenna and David M. Mussafer. The address of each of the entities and individuals named in this footnote is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.
(2)

OH Cypress Aggregator, L.P. is beneficially owned by Oak Hill Capital Partners IV (Onshore), L.P., Oak Hill Capital Partners IV (Onshore Tax Exempt), L.P., Oak Hill Capital Partners IV (Offshore), L.P., Oak Hill Capital Partners IV (Offshore 892), L.P., Oak Hill Capital Partners IV (Management), L.P. (together, including OH Cypress Aggregator, the “Oak Hill Fund IV Entities”) and certain of their co-investors. The general partner of each of the Oak Hill Fund IV Entities is OHCP GenPar IV, L.P. (the “Oak Hill GP”). The general partner of Oak Hill GP is OHCP MGP IV, Ltd. (the “Oak Hill UGP”). The foregoing excludes the contingent right of OH Cypress Aggregator, L.P. to receive an aggregate of up to 1,412,990 CCC Earnout Shares. The three managing partners of Oak Hill, Tyler Wolfram, Brian Cherry and Steven Puccinelli, serve as the directors of the Oak Hill UGP and may be deemed to exercise voting and investment control over the shares held by the Oak Hill Fund IV Entities. The address for these entities is 65 East 55th Street, 32nd Floor, New York, NY 10022.

(3)

The general partner of TCV Member Fund, L.P. (the “Member Fund”) is Technology Crossover Management IX, Ltd. (“Management IX”), and the general partner of each of TCV IX, L.P., TCV IX (A), L.P., and TCV IX (B), L.P. (together with the Member Fund, the “TCV IX Funds”) is Technology Crossover Management IX, L.P. (“TCM IX”). The general partner of TCM IX is Management IX. Management IX and TCM IX may be deemed to beneficially own the securities held by the TCV IX Funds directly or indirectly controlled by them, but each disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The foregoing excludes the contingent right of the TCV Investor to receive an aggregate of up to 1,412,988 CCC Earnout Shares. Jay C. Hoag, Jon Q. Reynolds Jr., Timothy P. McAdam and Christopher P. Marshall are the Class A Directors of Management IX, and each disclaims beneficial ownership of the securities held by the TCV IX Funds except to the extent of his pecuniary interest therein. The address of the entities named in this footnote is 250 Middlefield Road, Menlo Park, CA 94025.

(4)

Represents (a) 286,628 shares of Common Stock held by Silas Holdings LLC, (b) 232,169 shares of Common Stock held by 63019 Holdings LLC, (c) 257,965 shares of Common Stock held by Willett Private Investors I LP and (d) 2,089,522 shares of Common Stock held by Willett Private Investors I LP (Tax Exempt). The business address of each of the affiliates of Willett Advisors other than Silas Holdings I LLC is c/o Willett Advisors LLC, 650 Madison Avenue, 17th Floor, New York, NY 10022. The business address of Silas Holdings I LLC is c/o Rattner Family Office, 650 Madison Avenue, 17th Floor, New York, NY 10022.

(5)

Consists of shares of Common Stock acquired in the PIPE Financing and purchased on the open market. Consists of 8,042,622 shares held by SMALLCAP World Fund, Inc. Julian N. Abdey, Michael Beckwith, Peter Eliot, Brady L. Enright. Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Jonathan Knowles, Harold H. La, Shlok Melwani, Dimitrije M. Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Arun Swaminathan, Thatcher Thompson and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by SMALLCAP World Fund, Inc. Consists of 1,727,177 shares held by AMCAP Fund. Cheryl E. Frank, Martin Jacobs, Aidan O’Connell, Lawrence R. Solomon, Jessica C. Spaly, Eric H. Stern, James Terrile and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by AMCAP Fund. Consists of 1,480,590 shares held by The Growth Fund of America. Julian N. Abdey, Christopher D. Buchbinder, Mark L. Casey, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Donald D. O’Neal, Anne-Marie Peterson, Alex Popa, Andraz Razen, Martin Romo, Lawrence R. Solomon and Alan J. Wilson, as portfolio managers, have voting and investment power over the securities held by The Growth Fund of America. Consists of 1,033,074 shares held by American Funds Insurance Series—Global Small Capitalization Fund. Michael Beckwith, Bradford F. Freer, Harold H. La, Aidan O’Connell, Renaud H. Samyn and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by American Funds Insurance Series—Global Small Capitalization Fund. Consists of 786,840 shares of Common Stock held by The New Economy Fund. Timothy D. Armour, Mathews Cherian, Tomoko Fortune, Caroline Jones, Harold H. La, Reed Lowenstein,

Lara Pellini and Richmond Wolf, as portfolio managers, have voting and investment power over the securities held by The New Economy Fund. Consists of 17,955 shares of Common Stock held by Capital Group Growth Fund of America Trust (US). Julian N. Abdey, Christopher D. Buchbinder, Mark L. Casey, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Donald D. O’Neal, Anne-Marie Peterson, Alex Popa, Andraz Razen, Martin Romo, Lawrence R. Solomon and Alan J. Wilson, as portfolio managers, have voting and investment power over the securities held by Capital Group Growth Fund of America Trust (US). Consists of 14,723 shares held by Capital Group AMCAP Trust (US). Cheryl E. Frank, Martin Jacobs, Aidan O’Connell, Lawrence R. Solomon, Jessica C. Spaly, Eric H. Stern, James Terrile and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by Capital Group AMCAP Trust (US). Consists of 10,260 shares of Common Stock held by Capital Group New Economy Fund (LUX). Timothy D. Armour, Mathews Cherian, Tomoko Fortune, Caroline Jones, Harold H. La, Reed Lowenstein, Lara Pellini and Richmond Wolf, as portfolio managers, have voting and investment power over the securities held by Capital Group New Economy Fund (LUX). Consists of 2,900 shares of Common Stock held by Capital Group New Economy Trust (US). Timothy D. Armour, Mathews Cherian, Tomoko Fortune, Caroline Jones, Harold H. La, Reed Lowenstein, Lara Pellini and Richmond Wolf, as portfolio managers, have voting and investment power over the securities held by Capital Group New Economy Trust (US). Consists of 2,633 shares held by Capital Group AMCAP Fund (LUX). Cheryl E. Frank, Martin Jacobs, Aidan O’Connell, Lawrence R. Solomon, Jessica C. Spaly, Eric H. Stern, James Terrile and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by Capital Group AMCAP Fund (LUX). Capital Research and Management Company is the investment adviser for each of the funds associated with Capital Research and Management Company. The business address of each of the funds associated with Capital Research and Management Company is 333 S. Hope Street, 55th Floor, Los Angeles, CA 90071.
(6)

Represents (a) 36,613 shares of Common Stock held of record by Variable Insurance Products Fund III: VIP Balanced Portfolio—Information Technology Sub, (b) 34,443 shares of Common Stock held of record by Fidelity Advisor Series I: Fidelity Advisor Balanced Fund—Information Technology Sub, (c) 3,671 shares of Common Stock held of record by Fidelity Puritan Trust: Fidelity Balanced K6 Fund—Information Technology Sub-portfolio, (d) 253,848 shares of Common Stock held of record by Fidelity Puritan Trust: Fidelity Balanced Fund—Information Technology Sub, (e) 102,045 shares of Common Stock held of record by Fidelity Select Portfolios: Select Technology Portfolio, (f) 134,385 shares of Common Stock held of record by Strategic Advisers Fidelity U.S. Total Stock Fund—FIAM Sector Managed—Technology Sub, (g) 36,613 shares of Common Stock held of record by Strategic Advisers Large Cap Fund—FIAM Sector Managed Technology Sub, by FIAM LLC as Investment Manager, (h) 27,668 shares of Common Stock held of record by Fidelity Trend Fund: Fidelity Trend Fund, (i) 48,511 shares of Common Stock held of record by Fidelity Securities Fund: Fidelity Small Cap Growth Fund, and (j) 10,832 shares of Common Stock held of record by Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund. The business address of each of the affiliates of Fidelity is 245 Summer Street, Boston, MA 02110.

(7)

Represents (a) 112,363 shares of Common Stock held of record by BNP Paribas New York Branch on behalf of Janus Henderson Global Technology and Innovation Portfolio and (b) 887,637 shares of Common Stock held of record by BNP Paribas New York Branch on behalf of Janus Henderson Global Technology and Innovation Fund. Based on information provided to us by the Selling Stockholder. Such shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206. The portfolio managers for these funds are: Denny Fish and Jonathan Cofsky.

(8)	Represents (a) 3,605,340 shares of Common Stock held by MFS Mid Cap Growth Fund (including 452,972 shares of Common Stock acquired in the PIPE Financing), (b) 18,171 shares of Common Stock held by AST MFS Growth Allocation Portfolio (including 3,396 shares of Common Stock acquired in the PIPE Financing), (c) 165,959 shares of Common Stock held by AST Mid-Cap Growth Portfolio (including 29,748 shares of Common Stock acquired in the PIPE Financing) and (d) 92,690 shares of Common Stock held by MFS Variable Insurance Trust—MFS Mid Cap Growth Series (including 13,884 shares of Common Stock acquired in the PIPE Financing). The business address of each of the affiliates of MFS Investment Management is c/o MFS Investment Management, 111 Huntington Ave, Boston, MA 02199-7618.
(9)

Represents (a) 1,273,239 shares of Common Stock held of record by T. Rowe Price Mid-Cap Growth Fund, Inc., (b) 260,346 shares of Common Stock held of record by T. Rowe Price Institutional Mid-Cap Equity Growth Fund, (c) 20,220 shares of Common Stock held of record by T. Rowe Price Mid-Cap Growth Portfolio, (d) 8,276 shares of Common Stock held of record by T. Rowe Price U.S. Equities Trust, (e) 66,127 shares of Common Stock held of record by Great-West Funds, Inc.—Great-West T. Rowe Price Mid Cap Growth Fund, (f) 90,991 shares of Common Stock held of record by TD Mutual Funds—TD U.S. Mid-Cap Growth Fund, (g) 241,702 shares of Common Stock held of record by MassMutual Select Funds—MassMutual Select Mid Cap Growth Fund, (h) 13,156 shares of Common Stock held of record by MML Series Investment Fund—MML Mid Cap Growth Fund, (i) 60,461 shares of Common Stock held of record by Brighthouse Funds Trust I—T. Rowe Price Mid Cap Growth Portfolio, (j) 21,566 shares of Common Stock held of record by Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts, (k) 183,731 shares of Common Stock held of record by T. Rowe Price U.S. Mid-Cap Growth Equity Trust, (l) 48,232 shares of Common Stock held of record by Costco 401(k) Retirement Plan, (m) 8,082 shares of Common Stock held of record by MassMutual Select Funds—MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund, (n) 77,629 shares of Common Stock held of record by T. Rowe Price Diversified Mid-Cap Growth Fund, Inc., (o) 9,114 shares of Common Stock held of record by The Bunting Family III, LLC, (p) 2,683 shares of Common Stock held of record by Seasons Series Trust—SA Multi-Managed Mid Cap Growth Portfolio, (q) 40,350 shares of Common Stock held of record by Lincoln Variable Insurance Products Trust—LVIP T. Rowe Price Structured Mid-Cap Growth Fund, (r) 46,036 shares of Common Stock held of record by Voya Partners, Inc.—VY T. Rowe Price Diversified Mid Cap Growth Portfolio, (s) 6,257 shares of Common Stock held of record by T. Rowe Price Tax-Efficient Equity Fund, (t) 14,369 shares of Common Stock held of record by Lincoln Variable Insurance Products Trust—LVIP Blended Mid Cap Managed Volatility Fund and (u) 1,262 shares of Common Stock held of record by Jeffrey LLC. The business address of each of the affiliates of T. Rowe Price is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, MD 21202.

(10)

The disclosure with respect to the remaining selling securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Common Stock. Represents an aggregate of 225,000 shares of Common Stock beneficially owned by former directors of Dragoneer. The business address for such selling securityholders is c/o Dragoneer Investment Group, LLC, One Letterman Drive, Building D, Suite M500, San Francisco, California, 94129.

PLAN OF DISTRIBUTION

We are registering the issuance of 17,800,000 shares of Common Stock issuable by us upon exercise of the Private Placement Warrants.

We are also registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of up to 483,499,227 shares of Common Stock.

We will not receive any of the proceeds from the sale of Common Stock by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Common Stock, including donees, pledgees and other transferees or successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership, distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	distribution to employees, members, limited partners or stockholders of the Selling Holders;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

In addition, a Selling Holder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Holders will sell all or any of the securities offered by this prospectus. In addition, the Selling Holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s shares of Common Stock, such Selling Holder may transfer shares of Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Holders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Shares of our Common Stock are currently listed on NYSE under the symbol “CCCS”.

The Selling Holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Holders pay for solicitation of these contracts.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Holders and any broker-dealer or agent regarding the sale of the securities by the Selling Holders. Upon our notification by a Selling Holder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Holders and any underwriters, broker-dealers or agents who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Holders, may have banking, lending or other relationships with us or perform services for us or the Selling Holders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Holders pursuant to the Registration Rights Agreement to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as such Selling Holders cease to hold any securities eligible for registration under the Registration Rights Agreement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of CCC Intelligent Solutions Holdings Inc. and subsidiaries incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://www.cccis.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

22,000,000 Shares

CCC Intelligent Solutions Holdings Inc.

Common Stock

PROSPECTUS SUPPLEMENT

January 3, 2024

J.P. Morgan	Barclays	Citigroup